                                                                                                                                                                                 EXHIBIT NO. 21

SUBSIDIARIES OF NUI CORPORATION

NUI Utilities, Inc. (a New Jersey Corporation), NUI Capital Corp. (a Florida Corporation), Virginia Gas Company (a Delaware Corporation), NUI Saltville Storage, Inc. (a Delaware Corporation), and NUI Storage, Inc. (a Delaware Corporation) are wholly-owned subsidiaries of NUI Corporation.

NUI Energy, Inc. (a Delaware Corporation), NUI Energy Brokers, Inc. (a Delaware Corporation), Utility Business Services, Inc. (a New Jersey Corporation), OAS Group, Inc. (a New Jersey Corporation), NUI Energy Solutions Inc. (a New Jersey Corporation), NUI Sales Management, Inc. (a Delaware Corporation), NUI Services, Inc. (a New Jersey Corporation), and NUI International, Inc. (a Delaware Corporation) are wholly-owned subsidiaries of NUI Capital Corp.

Virginia Gas Pipeline Company, Virginia Gas Storage Company and Virginia Gas Distribution Company (all Virginia Corporations) are wholly-owned subsidiaries of Virginia Gas Company.

TIC Enterprises, LLC (a Delaware Limited Liability Company) is a wholly-owned subsidiary of NUI Sales Management, Inc.

NUI/Caritrade International, L.L.C. (a Delaware Limited Liability Company) is a 90 percent owned subsidiary of NUI International, Inc.

Saltville Gas Storage Company, LLC (a Virginia Limited Liability Company) is a 50 percent owned subsidiary of NUI Saltville Storage, Inc.

NUI Richton Storage, Inc. (a Delaware Corporation) is a 100 percent owned subsidiary of NUI Storage, Inc.

Richton Gas Storage Company, LLC (Delaware Limited Liability Company) is a 100 percent owned subsidiary of NUI Richton Storage, Inc.

NUI Ukraine (a Delaware Corporation) is a 100 percent owned subsidiary of NUI International, Inc. and NUI Hungary, Inc. (a Delaware Corporation) is a 90 percent owned subsidiary of NUI International, Inc. and a 10 percent owned subsidiary of NUI Energy Brokers.

Hungarian Portfolio Management and Trading, LLC (a Hungarian Limited Liability Company) is a 100 percent owned subsidiary of NUI Hungary, Inc.